Exhibit 10.1

RYMAN HOSPITALITY PROPERTIES, INC.

2024 OMNIBUS INCENTIVE PLAN

Section 1.               Purpose.

This plan shall be known as the Ryman Hospitality Properties, Inc. 2024 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of Ryman Hospitality Properties, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Section 2.               Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b)            “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Stock Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.

(c)            “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)            “Beneficial Owner” (and correlative terms “Beneficial Ownership” and “Beneficially Owned”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(e)            “Board” means the Board of Directors (or other equivalent governing body) of the Company as constituted from time to time.

(f)             “Business Combination” means a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction.

(g)            “Cause” means, unless otherwise defined in the applicable Award Agreement or in an employment or service agreement to which the Participant and the Company are parties, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. The Committee, in its sole discretion, shall make all determinations relating to whether a Participant has been discharged for Cause, and any such determination shall be final and binding on a Participant.

(h)            “Change in Control” means any of the following events:

(i)            an acquisition (other than directly from the Company) of any Voting Securities by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act immediately after which such Person has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control;

(ii)          during any period of twelve (12) consecutive months, a majority of the Board ceases to be composed of individuals (A) who were Directors on the first day of such period, (B) whose election or nomination as a Director was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of the Directors then serving, or (C) whose election or nomination to the Board was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of the Board; or

(iii)         the consummation of:

(A)            a Business Combination, unless,

(1)               the stockholders of the Company, immediately before such Business Combination, own, directly or indirectly immediately following such Business Combination, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the Surviving Entity in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination;

(2)               the Directors who were serving on the Board immediately prior to the execution of the definitive agreement providing for such Business Combination constitute more than fifty percent (50%) of the members of the board of directors of the Surviving Entity; and

(3)               No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Entity or any subsidiary of the Surviving Entity, or any Person who, immediately prior to such Business Combination had Beneficial Ownership of thirty-five percent (35%) or more of the then outstanding Voting Securities unless, as a result of such Business Combination, such Person acquired or would acquire additional voting securities of the Surviving Entity representing additional voting power) has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Entity’s then outstanding Voting Securities.

(B)          a complete liquidation or dissolution of the Company; or

(C)          a sale of all or substantially all of the assets of the Company to any Person (other than to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by such Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition, that Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by such Person, then a Change in Control shall occur.

Unless otherwise provided in an applicable Award Agreement, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Regulations.

(i)             “Clawback Policy” has the meaning set forth in Section 14.4.

(j)             “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k)            “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, and (ii) “independent” within the meaning of the listing standards of the New York Stock Exchange.

(l)             “Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

(m)           “Data” has the meaning set forth in Section 15.17.

(n)            “Director” means a member of the Board.

(o)            “Disability” means, unless otherwise defined in the applicable Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. The Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

(p)            “Dividend Equivalents” has the meaning set forth in Section 15.2.

(q)             “Effective Date” has the meaning set forth in Section 16.1.

(r)             “Employee” means a current or prospective officer or other person employed by the Company or an Affiliate.

(s)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t)             “Exercise Price” means the price at which a Share may be purchased upon the exercise of an Option or the price by which the value of a Stock Appreciation Right shall be determined upon exercise.

(u)            “Fair Market Value” means, with respect to a Share as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange (or such other stock exchange or national market system on which the Shares are traded) on such date, or in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported (or in either case, such other price based on actual trading on the applicable date that the Committee determines is appropriate), (ii) in the absence of an established market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and (iii) for purposes of a sale of such Share on such date, the actual sales price for such Share.

(v)             “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(w)            “Non-Control Acquisition” means an acquisition of Voting Securities by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (ii) the Company or any Subsidiary.

(x)            “Non-Employee Director” means a member of the Board who is not an officer or Employee of the Company or any Affiliate.

(y)            “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z)            “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

(aa)           “Other Stock-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Share Award, Restricted Stock Unit, or Performance Award that is described in Section 9 and is payable by the delivery of Shares and/or which is measured by reference to the value of a Share.

(bb)          “Participant” means any Employee, Director, Consultant or other eligible person who receives or, if applicable, holds an Award under the Plan.

(cc)          “Performance Award” means an Award described in Section 8 of the Plan.

(dd)          “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(ee)          “Prior Plan” means the Company’s 2016 Omnibus Incentive Plan, as amended.

(ff)           “Regulations” means regulations promulgated by the U.S. Treasury Department under the Code.

(gg)         “Restricted Period” has the meaning set forth in Section 7.1(b).

(hh)         “Restricted Share” means an Award of actual Shares described in Section 7 of the Plan.

(ii)           “Restricted Stock Unit” means an Award of hypothetical Share units described in Section 7 of the Plan.

(jj)           “Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or other service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, the Participant’s voluntary termination of employment on or after such Participant’s 65th birthday.

(kk)         “SEC” means the Securities and Exchange Commission or any successor thereto.

(ll)            “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(mm)       “Securities Act” means the Securities Act of 1933, as amended from time to time.

(nn)         “Share” means a share of the common stock, $0.01 par value per share, of the Company.

(oo)          “Share Reserve” has the meaning set forth in Section 4.1.

(pp)          “Stock Appreciation Right” or “SAR” means an Award described in Section 6 of the Plan that entitles the holder to receive, with respect to each Share subject to the exercised portion of the SAR, an amount equal to the excess of the Fair Market Value of the Share on the date of exercise over the Fair Market Value of the Share on the date of grant (or such other amount as set forth in the Award Agreement).

(qq)          “Subsidiary” means any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company.

(rr)          “Substitute Award” means an Award granted solely in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines.

(ss)          “Surviving Entity” means the entity resulting from a Business Combination, or if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the entity resulting from a Business Combination.

(tt)            “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

(uu)          “Voting Securities” means the Shares and any other outstanding securities of the Company the holders of which are entitled to vote generally in the election of Directors.

Section 3.               Administration.

3.1             Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or may be canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 or any other provision of the Plan, amend or modify the terms of any Award at or after grant with or without the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2            Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company or any Affiliate, any Participant and any holder or beneficiary of any Award.

3.3            Action by the Committee. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award by the Committee unless expressly waived by the Committee. Subject to the charter of the Committee and applicable legal requirements (including the rules and regulations of the New York Stock Exchange), the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4            Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such provision of law.

Section 4.               Shares Available for Awards.

4.1            Shares Available. Subject to the remaining provisions of this Section 4.1 and Section 4.2 hereof, the maximum number of Shares with respect to which Awards may be granted under the Plan (the “Share Reserve”) shall be the sum of (1) 364,262 which is the number of Shares available for issuance under the Prior Plan as of March 22, 2024, plus (2) 1,500,000 newly authorized Shares, minus (3) the number of Shares subject to Awards that are granted pursuant to the Prior Plan after March 22, 2024. Th+e number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. No further awards shall be granted under the Prior Plan following the Effective Date of this Plan, and outstanding awards under the Prior Plan and all other prior incentive plans of the Company will continue to be governed by the incentive plans and agreements under which they were granted. The Share Reserve shall be adjusted from time to time in accordance with the following:

(a)            Any Shares granted in connection with any Award shall reduce the Share Reserve by one (1) Share for every one (1) Share granted in connection with the Award.

(b)            The Share Reserve shall be increased by (i) the number of Shares with respect to which awards were granted under the Prior Plan as of the Effective Date of this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of the Prior Plan, and (ii) the number of Shares subject to Awards granted under this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of the Plan.

(c)            Notwithstanding the foregoing, the following Shares underlying any Award under the Prior Plan or the Plan will not again become available for Awards under the Plan: (1) Shares tendered or withheld in payment of the Exercise Price of an Option, (2) Shares tendered or withheld to satisfy any tax withholding obligation with respect to any Award, (3) Shares repurchased by the Company with proceeds received from the exercise of an Option, and (4) Shares subject to an SAR that are not issued in connection with the Share settlement of that SAR upon its exercise.

4.2            Adjustments. In the event of changes in the outstanding Shares or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the capitalization of the Company, then the Committee shall in an equitable and proportionate manner (and, as applicable, consistent with Sections 409A and 422 of the Code and the Regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the Exercise Price with respect to any Award under the Plan; and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award, in each case to the extent necessary to preserve the economic intent of such Award.

4.3            Substitute Awards. Substitute Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. To the extent permitted by Section 303A.08 of the NYSE Listed Company Manual (or any successor provision thereof), (a) Substitute Awards shall not be counted against the Share Reserve, and (b) available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Share Reserve.

4.4            Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.               Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.               Stock Options and Stock Appreciation Rights.

6.1            Grant. Subject to other applicable provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom an Award of Options or SARs shall be granted, the number of Shares subject to each Award, the Exercise Price of such Award, and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Exercise Price. Each Option shall be designated as an Incentive Stock Option or a Non-Qualified Stock Option at the time of grant. The terms and conditions of a grant of an Incentive Stock Option shall be subject to and comply with Section 422 of the Code and the Regulations thereunder.

6.2            Price. The Committee shall establish the Exercise Price of an Option or SAR at the time such Award is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the date of grant. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price thereof; (ii) cancel any Options or SARs in exchange for a cash payment, a grant of substitute Options or SARs with a lower Exercise Price than the canceled Award, or any other Award; (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the New York Stock Exchange or such other principal securities exchange or national market on which the Shares are traded, in each case without the approval of the Company’s shareholders.

6.3            Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, an Award of Options or SARs shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing and except as provided in Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4             Exercise.

(a)             Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events, and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b)             The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of U.S. federal, state or non-U.S. securities laws or the Code, as it may deem necessary or advisable.

(c)             An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the aggregate Exercise Price for the number of Shares with respect to which the Option is then being exercised.

(d)            The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or cash equivalents, (ii) at the discretion of the Committee, upon such terms as the Committee shall approve, (A) by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant having a Fair Market Value equal to the Exercise Price of such Shares at the time of exercise, together with any applicable withholding taxes, (B) by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Exercise Price, together with any applicable withholding taxes, (C) withholding Shares otherwise deliverable to the Participant pursuant to the exercise of the Option having a Fair Market Value equal to the total Exercise Price at the time of exercise, together with any applicable withholding taxes, or (iii) by a combination of the methods set forth in (i) and (ii). Until a Participant has been issued the Shares subject to an exercise of an Option or SAR, the Participant shall possess no rights as a stockholder with respect to such Shares.

(e)             At the Committee’s discretion, the Company may settle the exercise of an SAR by remitting cash, Shares or a combination of cash and Shares to the Participant.

6.5            Ten Percent Shareholders. A Person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates shall not be granted an Incentive Stock Option unless the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of the grant and the Option is not exercisable after the expiration of five years from the date of grant.

6.6            Minimum Vesting Period. Except for Substitute Awards, or in connection with a Change in Control or the death or Disability of the Participant, Awards of Options or SARs shall have a Vesting Period of not less than one (1) year from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 7.               Restricted Shares and Restricted Stock Units.

7.1            General.

(a)            Subject to other applicable provisions of the Plan and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom an Award of Restricted Shares or Restricted Stock Units shall be granted and the terms and conditions thereof. Each Award of Restricted Shares or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

(b)            Each Award of Restricted Shares or Restricted Stock Units shall be for such number of Shares determined by the Committee and set forth in the applicable Award Agreement. Each Award Agreement shall set forth a period of time during which the Participant must remain in the continuous employment (or other service-providing capacity) of the Company, or such other conditions that must be met, in order for any forfeiture and transfer restrictions to lapse (the “Restricted Period”). If the Committee so determines or the Award Agreement so provides, the restrictions may lapse during the Restricted Period in installments with respect to specified portions of the Shares covered by the Award. The Award Agreement may also set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions during the Restricted Period. The Committee shall have the discretion to waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Stock Unit Awards.

7.2            Restricted Shares. At the time a Restricted Share Award is granted to a Participant, a certificate representing the number of Shares subject thereto shall be registered in the name of such Participant. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant subject to the terms and conditions of the Plan and the Award Agreement, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee has determined. The foregoing to the contrary notwithstanding, the Committee may provide that a Participant’s ownership of Restricted Shares during the Restricted Period be evidenced, in lieu of such certificate, by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Restricted Share Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such agent, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2, shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the transfer restrictions.

(a)            Unless otherwise provided in the applicable Award Agreement, a Participant who has been granted an Award of Restricted Shares shall have all rights of a stockholder with respect to such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the Restricted Period with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such Restricted Period; and (iii) except as otherwise determined by the Committee at or after grant, all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate, without further obligation or action on the part of the Company, unless the Participant remains in the continuous employment (or other service-providing capacity) of the Company for the entire Restricted Period. Unless otherwise provided in an applicable Award Agreement, any cash dividends and dividends paid in stock or other property with respect to the Restricted Shares shall be withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends (and any interest thereon) or dividends payable in Shares or other property so withheld shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

(b)            At the end of the Restricted Period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form), along with any dividends previously credited or held with respect thereto.

7.3            Restricted Stock Units. No Shares shall be issued at the time an Award of Restricted Stock Units is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(a)            Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the Restricted Period, or otherwise in accordance with the applicable Award Agreement. The Committee may grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the end of the Restricted Period until the occurrence of a future payment date or event set forth in an Award Agreement.

(b)            Unless otherwise provided in the applicable Award Agreement, a Participant shall receive Dividend Equivalents in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such Dividend Equivalents shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such Dividend Equivalents shall be paid at such time as provided in the applicable Award Agreement or by the Committee (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no Dividend Equivalents shall be paid on Restricted Stock Units that are not vested unless and only to the extent the underlying Restricted Stock Units vest.

(c)            Other than pursuant to Section 15.1 (but no transfers for consideration shall be permitted), Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of. In addition, except as otherwise determined by the Committee at or after grant (but in any event subject to Section 7.4), all Restricted Stock Units and all rights of the Participant to such Restricted Stock Units shall terminate, without further obligation or action on the part of the Company, unless the Participant remains in continuous employment (or other service-providing capacity) of the Company for the entire Restricted Period applicable to the Restricted Stock Units and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

7.4            Minimum Vesting Period. Except for Substitute Awards, or the death or Disability of the Participant, or in the event of a Change in Control, Restricted Share Awards and Restricted Stock Unit Awards (including those issued as or as payment for Performance Awards) shall have a Vesting Period of not less than one (1) year from the date of grant (inclusive of any performance periods related thereto); provided, that the Committee has the discretion to waive this requirement with respect to an Award at or after grant, so long as the total number of Shares that are issued pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (inclusive of any performance periods related thereto) shall not exceed 5% of the Share Reserve.

Section 8.               Performance Awards.

8.1            Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares or Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2            Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the method of determining the amount earned under any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee shall have the discretion to amend specific provisions of any outstanding Performance Awards; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to the implementation of the amendment; provided further, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.4 shall apply to grants of Performance Awards hereunder. No Performance Award shall have a term in excess of ten (10) years.

8.3            Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period (or any other Restricted Period), other than for reasons of death or Disability, will result in the forfeiture of the Performance Award and no payments will be made with respect thereto, except as otherwise provided by the Committee at or after grant. Notwithstanding the foregoing, except as otherwise provided in Section 11 hereof, the Committee may, in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant, but no transfers for consideration shall be permitted.

Section 9.               Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 to 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award; provided, however, that the minimum Vesting Period requirements set forth in Section 6.6 and Section 7.4 hereof shall apply to Other Stock-Based Awards. No Other Stock-Based Award shall have a term in excess of ten (10) years.

Section 10.            Non-Employee Director Awards.

10.1          The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2          The Board may also grant other Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3          Notwithstanding anything herein to the contrary, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed five hundred thousand dollars ($500,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Board may make exceptions to the applicable limit in this Section 10.3 for individual Non-Employee Directors in extraordinary circumstances, such as where a Non-Employee Director is serving on a special litigation or transaction committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.

Section 11.             Provisions Applicable to Performance Awards.

11.1          Performance Goals. The Committee may grant Performance Awards to Participants based upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below:

(a)            earnings before interest, taxes, depreciation and/or amortization (EBITDA) or adjusted EBITDA;

(b)            operating income or profit;

(c)            operating efficiencies;

(d)            return on equity, assets, capital, capital employed or investment;

(e)            after tax operating income;

(f)             net income;

(g)            earnings or book value per Share;

(h)            cash flow(s), funds from operations and adjusted funds from operations (as described from time to time in the Company’s financial statements);

(i)             total sales or revenues or sales or revenues per employee;

(j)             production (separate work units or SWUs);

(k)           stock price or total shareholder return;

(l)             dividends;

(m)           debt reduction;

(n)            strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;

(o)            any other financial or non-financial metric or goal that the Committee deems appropriate; or

(p)           any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.1 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are “unusual in nature” or “infrequently occurring” within the meaning of generally accepted accounting principles or other extraordinary items that are included within management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse governmental or regulatory action, or delays in governmental or regulatory action; (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; and (viii) any other similar item or event selected by the Committee in its discretion in light of the purposes for which the Performance Award was granted.

11.2          Certain Limits. With respect to any Participant, (i) the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan over a three year period is 900,000 Shares and (ii) the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.

11.3          Committee Determination. With respect to grants of Performance Awards, within a reasonable time following the commencement of each performance period, the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Participant for such performance period. Following the completion of each performance period, the Committee shall evaluate whether and the extent to which the applicable performance targets have been achieved and the amounts, if any, payable to Participants thereunder. The Committee shall have the right to adjust the amount payable under a Performance Award at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

Section 12.             Termination of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Participant’s termination of employment with the Company or its Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide or amend such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.            Change in Control.

Unless otherwise provided in an Award Agreement, a Change in Control shall not affect the vesting or exercisability of, or restrictions applicable to, outstanding Awards.

Section 14.             Amendment and Termination.

14.1          Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement (including the rules and regulations of the New York Stock Exchange or any other stock exchange or national market on which the Shares are traded) for which or with which the Board deems it necessary or desirable to comply.

14.2          Amendments to Awards. Subject to the repricing restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3          Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles subject to any restrictions otherwise set forth in the Plan.

14.4          Recoupment of Awards. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the terms of any Award Agreement, the Company’s NYSE Executive Compensation Recoupment Policy (as it may be amended from time to time) or any Company recoupment policies that may be adopted and/or modified from time to time (each, a “Clawback Policy”), including those adopted or modified to comply with any applicable laws. In addition, the Company may utilize any method of recovery specified in any Clawback Policy in connection with any Award recoupment pursuant to the terms of any Clawback Policy, and a Participant may be required to repay to the Company previously paid compensation, whether required by the Plan or an Award Agreement, in accordance with any Clawback Policy. By accepting an Award, a Participant is agreeing to be bound by any Clawback Policy as in effect, or as may be adopted and/or modified from time to time by the Company in its discretion.

Section 15.            General Provisions.

15.1          Limited Transferability of Awards. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2          Dividend Equivalents. No dividend equivalent rights shall be granted with respect to Options or SARs. At the discretion of the Committee, but subject to Section 7 and Section 8, any Award (other than an Option or SAR) representing one Share may be credited with an amount equal to the dividends paid by the Company in cash, stock or other property in respect of one Share (“Dividend Equivalents”). In the discretion of the Committee, Dividend Equivalents may be deemed re-invested in additional Shares subject to the applicable Award based on the Fair Market Value of a Share on the applicable dividend payment date and rounded down to the nearest whole Share. Dividend Equivalents and any earnings thereon, shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of the underlying Award, and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalents.

15.3.        Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the Regulations shall be made between the first day following the close of the applicable performance period and the last day of the “applicable 2 ½ month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.4          No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5          Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6          Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any such Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to such Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant, in an Award Agreement or otherwise, to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the value of any Shares so withheld shall not exceed the maximum amount of tax required to satisfy applicable U.S. federal, state, local and non-U.S. withholding obligations, including payroll tax withholding obligations), and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, in each case (x) as may be required to avoid the employer entity incurring an adverse accounting charge and (y) based on the Fair Market Value of the Shares on the wage payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7          Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8          No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9          No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10         No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11        Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12        Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13        Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14        No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15        No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16        Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

15.17        Data Privacy. As a condition of receipt of any Award, any Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 15.17 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company may hold certain personal information about any Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or other identification number, salary, nationality, job title(s), any Shares held by Participant, details of all Awards made to Participant, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementing, administering and managing a Participant’s participation in the Plan, and the Company may further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of any Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or Participant may elect to deposit any Shares, for as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards, if the Participant refuses or withdraws his or her consents as described herein.

Section 16.             Term of the Plan.

16.1          Effective Date. The Plan shall be effective as of May 9, 2024 (the “Effective Date”), provided it has been approved by the Company’s shareholders.

16.2          Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.